Exhibit 99.2

PRESS RELEASE

DOLLAR TREE TO PRESENT AT THE SIG RETAIL FOCUS FORUM

CHESAPEAKE, Va. - September 13, 2005 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the Susquehanna International Group’s Retail Focus Forum being held on September 15, 2005, at The Waldorf Astoria Hotel in New York City. Dollar Tree’s presentation is scheduled for Thursday, September 15, at approximately 11:00 am EDT. Kent Kleeberger, Dollar Tree’s Chief Financial Officer, will discuss the Company’s business and growth plans. A live audio-only web cast of the Company’s presentation at the SIG conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Monday, September 19, 2005.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger, 757-321-5000
www.DollarTree.com